EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F for the fiscal year ended December 31, 2012 of Gold Standard Ventures Corp. of our report dated March 28, 2013, relating to the consolidated financial statements as of and for the fiscal years ended December 31, 2012 and December 31, 2011, which is included in an exhibit to, and are incorporated by reference into, this Annual Report.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

April 1, 2013